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                    BlackRock CoRI Funds (the "Registrant")
                    ---------------------------------------
                           BlackRock CoRI 2015 Fund
                           BlackRock CoRI 2017 Fund
                           BlackRock CoRI 2019 Fund
                           BlackRock CoRI 2021 Fund
                           BlackRock CoRI 2023 Fund

77Q1(d):

Copies of all constituent instruments defining the rights of holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

Attached please find as an exhibit to sub-item 77Q1(d) of Form N-SAR a copy of the Registrant's Amended and Restated Plan Pursuant to Rule 18f-3 for Operation of a Multi-Class Distribution System.

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                                                                EXHIBIT 77Q1(D)

                             BLACKROCK CORI FUNDS
                                 (THE "FUND")

       AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF

                       A MULTI-CLASS DISTRIBUTION SYSTEM

                                I. INTRODUCTION
                                -- ------------

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. The Board of Trustees of the Fund approved this Amended and Restated Plan, effective September 1, 2015, in connection with the Fund's operation of its current multi-class distribution system in compliance with Rule 18f-3.

                           II. ATTRIBUTES OF CLASSES
                           --- ---------------------

A. Generally
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          Each investment portfolio of the Fund (each a "Portfolio" and, collectively, the "Portfolios") listed on Appendix A attached hereto currently may offer two classes of shares: Investor A Shares and Institutional Shares.

          In general, shares of each class shall be identical except for different expense variables (which will result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, Investor A Shares and Institutional Shares of each Portfolio shall represent equal pro rata interests in the assets of the particular Portfolio, and shall be identical in all respects, except for:
(a) the impact of (i) distribution and shareholder servicing expenses under the Fund's Distribution and Service Plan assessed to each particular share class;
(ii) transfer agency and certain administration expenses assessed from time to time to particular share classes; and (iii) any other expenses identified from time to time that should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Fund's Distribution and Service Plan applicable to such class and (ii) the class expenses borne by such class; (c) the exchange privileges and/or conversion features of each class of shares; (d) the sales charge(s) applicable to certain classes of shares;
(e) the designation of each class of shares of a Portfolio; and (f) the different shareholder services relating to each class of shares.

B. Sales Charges; Distribution Arrangements; Other Expenses
   --------------------------------------------------------

          INVESTOR A SHARES

          Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent, subject to restrictions described in their prospectus.

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          Investor A Shares of each Portfolio generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of Investor A Shares of each Portfolio purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus.

          Investor A Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

                 Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors, LLC or its affiliates (collectively, "BlackRock") primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, "Selling Agents") for sales support services; and
(ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

          Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock) for general shareholder liaison services.

          INSTITUTIONAL SHARES

          Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals and others meeting certain minimum investment and other requirements described in the prospectus. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.

          OTHER CLASS-SPECIFIC EXPENSES

          In addition to the class-specific expenses mentioned above, each class of shares shall bear the transfer agency expenses and class-specific administration expenses payable to the transfer agent and administrators for such share class under agreements approved by the Fund's Board of Trustees from time to time.

C. Exchange Privileges
   -------------------

          INVESTOR A SHARES

          A holder of Investor A Shares in a Portfolio generally shall be permitted to exchange his shares for Investor A Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, plus any applicable sales charge, subject to the restrictions described in the prospectus.

          INSTITUTIONAL SHARES

          A holder of Institutional Shares in a Portfolio generally shall be permitted to exchange such shares for Institutional Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.

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D. Conversion Features
   -------------------

            INVESTOR A SHARES

            The Fund shall not offer Investor A Shares with a conversion feature.

            INSTITUTIONAL SHARES

            The Fund shall not offer Institutional Shares with a conversion feature.

E. Shareholder Services
   --------------------

    1. Systematic Withdrawal Program
       -----------------------------

            The Fund shall offer a systematic withdrawal program, subject to the restrictions described in the prospectus, whereby, in general, investors may arrange to have Investor A Shares redeemed automatically.

            The Fund shall not offer a systematic withdrawal program to investors in Institutional Shares.

    2. Automatic Investing Program
       ---------------------------

            The Fund shall offer an automatic investing program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the investor's bank account.

            The Fund shall not offer the automatic investment program to investors in Institutional Shares.

    3. Systematic Exchange Program
       ---------------------------

            The Fund shall offer a systematic exchange program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A Shares exchanged automatically from one Portfolio to up to four other Portfolios.

            The Fund shall not offer the systematic exchange program to investors in Institutional Shares.

    4. Dividend Allocation Plan
       ------------------------

            The Fund shall offer a dividend allocation plan, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares of one Portfolio automatically invested in another Portfolio.

            The Fund shall not offer the dividend allocation plan to investors in Institutional Shares.

F. Methodology for Allocating Expenses Among Classes
   -------------------------------------------------

            Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).

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                                  APPENDIX A
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BLACKROCK CORI FUNDS

   BlackRock CoRI 2015 Fund
   BlackRock CoRI 2017 Fund
   BlackRock CoRI 2019 Fund
   BlackRock CoRI 2021 Fund
   BlackRock CoRI 2023 Fund

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